Exhibit 5.2

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202
                                               Employer Identification Number:
Date:   December 28, 1995                               13-1086010
                                                     File Folder Name:
                                                        163002423
NATIONAL FUEL GAS COMPANY                            Person to Contact:
  KYLE G. STORIE                                        WILLIAM DOLCE
C/O DIANNE BENNET, ESQ                               Contact Telephone Number:
1800 ONE M&T PLAZA                                      (203) 258-2022
BUFFALO, NY 14203                                    Plan Name:
                                                        NATIONAL FUEL GAS CO TAX
                                                        DEFERRED SAVINGS PLAN
                                                     Plan Number:  009

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on is effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on December 30, 1994.

         This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                              Sincerely yours,]

                                                              /s/Herbert J. Huff

                                                              Herbert J. Huff
                                                              District Director

Enclosures:
Publication 794